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                                                                    EXHIBIT 99.4

((OSI)(TM) PHARMACEUTICALS LOGO)

                                                                    NEWS RELEASE

Contact:
   OSI Pharmaceuticals, Inc.                  Burns McClellan (representing OSI)
   Kathy Galante                              Jonathan Nugent (Investors)
   Director                                   Kathy Jones, Ph.D. (Media)
   Investor / Public Relations                (212) 213-0006
   631-962-2000

                  OSI PHARMACEUTICALS ANNOUNCES REALIGNMENT AND
               STRENGTHENING OF THE COMPANY'S EXECUTIVE MANAGEMENT
                           TEAM AND BOARD OF DIRECTORS

            - MICHAEL G. ATIEH APPOINTED EXECUTIVE VICE PRESIDENT AND
                           CHIEF FINANCIAL OFFICER -

         - KATHARINE B. STEVENSON, APPOINTED TO THE BOARD OF DIRECTORS, WILL ASSUME CHAIRMANSHIP OF THE COMPANY'S AUDIT COMMITTEE -

MELVILLE, N.Y., APRIL 21, 2005 - OSI Pharmaceuticals, Inc. (Nasdaq: OSIP) announced today a series of appointments at the Board of Directors and executive management level which reflect a realignment and strengthening of the Company at the senior level. Michael G. Atieh will join the Company's senior management team as Executive Vice President and Chief Financial Officer, effective May 31, 2005. Mr. Atieh currently serves as an outside director of the Company and recently resigned as Chairman of the Board's Audit Committee. He will resign as a director effective with his new appointment. The Company's Board of Directors has appointed Ms. Katharine B. Stevenson to the board as an outside director and chair of the Company's audit committee effective May 1, 2005. Ms. Stevenson is currently Treasurer of Nortel Networks and serves as a director of Nortel Networks Inc., Nortel's U.S. subsidiary. Mr. Robert L. Van Nostrand will continue to serve as the Company's Chief Financial Officer until the end of May 2005 when he will assume the role of Senior Vice President and Chief Compliance Officer, a newly created position within the Company. Both Mr. Atieh and Mr. Van Nostrand will report to Dr. Colin Goddard, the Company's Chief Executive Officer. The reorganization follows the recent commercial launch of the Company's flagship product, Tarceva(TM) (erlotinib), and the recently completed acquisition of the minority interests in the Company's UK-based diabetes and obesity subsidiary, Prosidion Limited.
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"Evolving our strength and breadth of expertise as the Company grows is an essential ingredient to success," stated Robert A. Ingram, Chairman of the Board of Directors of OSI Pharmaceuticals. "I am delighted that we have been able to attract someone of Kate's caliber and integrity to chair the Audit Committee and I look forward to working with Mike in his new role as CFO."

"These changes reflect the increased complexity of the Company as we prepare for the next stage of our growth," stated Colin Goddard, Ph.D., Chief Executive Officer of the Company. "Mike's extensive experience on the commercial side of the pharmaceutical industry, his past roles in government affairs and investor relations, and his strength and experience on the financial side will add significantly to the senior management team. I am also delighted that Bob, who has contributed so much to the Company's journey to date, will continue to play an essential role as Chief Compliance Officer where his intimate knowledge of the business will be of immense value in the new regulatory environment."

The Company also announced that it will continue to operate two separately focused business teams around its efforts in the oncology and diabetes/obesity arenas. Mr. Gabe Leung has assumed the role of Executive Vice President and President of (OSI) Oncology and Dr. Anker Lundemose has assumed the role of Executive Vice President and President of (OSI) Prosidion. Additionally, a new Pharmaceutical Development and Technical Operations Group, covering the regulatory affairs, drug safety, CMC (chemical, manufacturing and controls), quality assurance, toxicology and pharmacokinetics areas has been formed under the leadership of Mr. Robert Simon, who has assumed the role of Executive Vice President, in order to better meet these needs for both business teams. Each business team will continue to have separate commercial, clinical and research and development efforts.

The Company also announced that Dr. Nicole Onetto, the Company's Chief Medical Officer is leaving the Company to pursue other interests, effective May 1, 2005. Dr. Pablo Cagnoni, who was recently appointed to the newly created position of Vice President of Medical Affairs and Translational Research, will serve as the senior medical officer for oncology clinical development on an interim basis pending recruitment of a Head of Clinical Oncology. The Company further announced the appointment of Dr. Jonathan Rachman as Vice President of Clinical Development for the diabetes/obesity team. Dr. Rachman joins OSI having successfully held various clinical positions at both Eli Lilly and Pfizer in the U.K. Dr. Karsten Witt will serve as the senior medical officer for drug safety in the Company.

"We thank Nicole for her tremendous contributions over the last several years and wish her well in her new endeavors," commented Dr. Goddard. "We also congratulate Pablo and Jonathan on their new roles which, with the addition of translational research to the oncology team and clinical development to the Prosidion team, reflect our commitment to continue to broaden and deepen our expertise in the development area."
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INTRODUCING KATHARINE B. STEVENSON

Kate Stevenson is treasurer at Nortel Networks. She is responsible for all treasury activity for the corporation including treasury operations, corporate and structured finance, credit, risk management, pension fund management and mergers and acquisitions. Kate serves as a director of a number of major Nortel subsidiaries, including Nortel Networks Inc., the U.S. operations of the company.

Kate joined Nortel in 1995 from J.P. Morgan, a global investment banking firm, where she was Vice-President, Corporate Finance based primarily in New York. Her experience at J.P. Morgan included underwriting and arranging a wide variety of public and private debt offerings and derivative transactions. Kate joined J.P.Morgan in New York after graduating Magna Cum Laude from Harvard College.

Kate will assume her role as an outside director and chair of the Audit Committee on May 1, 2005.

INTRODUCING MICHAEL G. ATIEH

Mike has most recently served as Chair of the OSI Audit Committee (from which he recently resigned) and will continue as an outside director until he takes up his appointment as Executive Vice President and Chief Financial Officer on May 31, 2005. He has been a director of the corporation since June 2003.

Mike was recently Group President of Dendrite International and was previously Senior Vice-President and Chief Financial Officer at Dendrite. Having started his career as an audit manager at Arthur Young & Company (now Ernst & Young), Mike joined Merck and Company and held a number of senior positions from 1981-1994 including Director of Accounting, Director of Investor Relations, Vice-President Government Relations, Treasurer, and Vice-President of Public Affairs. Mike then moved to the Merck-Medco Division of Merck where he held a number of positions including Senior Vice President of Sales and Business Development. Mike subsequently served as Vice President and General Manager of Merck's Medicare business initiative in their U.S. Human Health Division.

ABOUT OSI PHARMACEUTICALS

OSI Pharmaceuticals is a leading biotechnology company primarily focused on the discovery, development and commercialization of high-quality pharmaceutical products that extend life or improve the quality of life for cancer and diabetes patients worldwide. OSI's primary business remains oncology, but the Company has a second business interest in the area of diabetes through its subsidiary, Prosidion Limited, based in the United Kingdom. Tarceva(TM) (erlotinib), OSI's flagship product, is the first drug discovered and developed by OSI to obtain FDA approval and the only EGFR inhibitor to have demonstrated the ability to improve survival in non-small cell lung cancer and pancreatic cancer. OSI exclusively markets Novantrone(R) (mitoxantrone concentrate for injection) for the approved oncology indications and markets Gelclair(R) Bioadherent Oral Gel for the relief of pain associated with oral mucositis.
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This news release contains forward-looking statements. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. Factors that might cause such a difference include, among others, the completion of clinical trials, the FDA review process and other governmental regulation, OSI's and its collaborators' abilities to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, the ability to effectively market products, and other factors described in OSI Pharmaceuticals' filings with the Securities and Exchange Commission.

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